UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2026

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 SW 148th Avenue, Suite 207 Miramar, FL	33027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 413-0812

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2026, Motorsport Games Inc. (the “Company”) and Stanley Beckley mutually agreed to his transition from the role of Chief Financial Officer to serve as the Company’s Chief Accounting and Compliance Officer. On June 16, 2026, the Company’s Board of Directors appointed Peter Hansen-Chambers as its new Chief Financial Officer and Stanley Beckley, who currently serves as Chief Financial Officer, was appointed to the position of Chief Accounting and Compliance Officer. Both appointments will be effective as of July 1, 2026.

Peter Hansen-Chambers, age 43, has served as Executive Advisor to Motorsport Games Inc. since January 2026 through PHC Consulting Ltd, a company he originally founded in 2013 and through which he provides commercial strategy and consultancy services. Mr. Hansen-Chambers has almost 20 years of experience in the video games industry spanning commercial strategy, licensing, legal, finance, business development, and M&A across console, PC, and mobile platforms. From October 2014 to October 2025, Mr. Hansen-Chambers worked at mobile games developer Hutch Games Ltd (“Hutch”), most recently as Co-CEO and Chief Financial Officer. Initially joining the company as a loss-making startup of approximately 20 people, Mr. Hansen-Chambers helped transform it into a profitable games business with partners including Formula 1, evo, Mattel and Turn 10, growing to over 170 employees across multiple sites. In 2020, Mr. Hansen-Chambers oversaw the sale of Hutch to Modern Times Group MTG AB (“MTG”) for a price in excess of $275 million and continued in his leadership role as Hutch became part of MTG. Prior to Hutch, Mr. Hansen-Chambers previously held roles at Dovetail Games, Sony Computer Entertainment Europe, Bugatti, NaturalMotion and Codemasters.

There are no family relationships between Mr. Hansen-Chambers and any of the Company’s directors or executive officers. In addition, except as set forth herein, Mr. Hansen-Chambers is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Peter Hansen-Chambers

On June 17, 2026, the Company, through its subsidiary Motorsport Games Ltd, entered into an employment agreement with Mr. Hansen-Chambers (the “Employment Agreement”) providing for Mr. Hansen-Chambers to serve as the Company’s Chief Financial Officer commencing July 1, 2026, reporting to the Company’s Chief Executive Officer and the Board, with an annual base salary of 240,000 pound sterling.

Under the Employment Agreement, Mr. Hansen-Chambers is eligible for an annual bonus with a target amount equal to 25% of his base salary, which will be awarded by the Board in its sole discretion based on the achievement of performance-based metrics established by the Company’s Chief Executive Officer with input from Mr. Hansen-Chambers on an annual basis. Mr. Hansen-Chambers may also receive, in the discretion of the Board’s Compensation Committee, equity awards under the Company’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”). Mr. Hansen-Chambers will also be eligible to receive other customary benefits described in the Employment Agreement.

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The Employment Agreement may be terminated by either Mr. Hansen-Chambers or the Company at any time upon written notice of: (i) during the first 12 months of employment, 4 months in the case of termination by Mr. Hansen-Chambers or 6 months in the case of termination by the Company; (ii) after 12 months of employment, 5 months in the case of termination by Mr. Hansen-Chambers or 9 months in the case of termination by the Company; and (iii) after 18 months of employment, 6 months in the case of termination by Mr. Hansen-Chambers or 12 months in the case of termination by the Company (with the time after such notice being referred to as the “Notice Period”). During the Notice Period Mr. Hansen-Chambers would remain an employee of the Company and continue to receive his salary and other contractual entitlements. Once notice has been served by either party, the Company may require Mr. Hansen-Chambers not to attend work for a period equivalent to some or all of the Notice Period. Notwithstanding the Notice Period, the Company may in its sole and absolute discretion, terminate Mr. Hansen-Chambers’s employment at any time with immediate effect provided that the Company pay within twenty-eight (28) days a payment in lieu (“Payment in Lieu”), or the first installment thereof, equal to Mr. Hansen-Chambers’s base salary (as at the date of termination) which he would have been entitled to receive during the Notice Period. The Company may also terminate Mr. Hansen-Chambers’s employment with immediate effect and without Payment in Lieu at any time by written notice in the event of gross misconduct, a criminal conviction, or a serious breach of the Employment Agreement on the part of Mr. Hansen-Chambers.

Mr. Hansen-Chambers is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation and employee non-solicitation (each applicable during employment and for 12 months thereafter), and confidentiality restrictions (applicable during employment and any time thereafter).

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement with Stanley Beckley

On June 18, 2026, the Company entered into a First Amendment to Executive Employment Agreement with Mr. Beckley (the “Amendment”), effective as of July 1, 2026 (the “Effective Date”), which amends the Executive Employment Agreement, dated as of March 27, 2026, by and between the Company and Mr. Beckley.

The Amendment provides that, upon the Effective Date, Mr. Beckley shall serve as the Company’s Chief Accounting and Compliance Officer, reporting to the Company’s Chief Executive Officer and the Board, with an annual base salary of $250,000. The Amendment also provides for a signing bonus payable to Mr. Beckley of $7,000. The Amendment contains a general release of all claims against the Company and its current and former officers, directors, employees and agents (the “General Release”), and a waiver of claims relating to the changes in the terms of Mr. Beckley’s employment pursuant to the Amendment. Within seven days of Mr. Beckley’s execution of the Amendment, he may revoke the terms of the General Release. Therefore, the General Release shall not be effective or enforceable until the seven-day revocation period has expired.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Other Events.

On June 18, 2026, the Company issued a press release announcing the appointment of Mr. Hansen-Chambers as the Company’s Chief Financial Officer and the appointment of Mr. Beckley as the Company’s Chief Accounting and Compliance Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Statement of Terms and Conditions of Employment, dated June 17, 2026, by and between Motorsport Games Ltd and Peter Hansen-Chambers
10.2	First Amendment to Executive Employment Agreement, dated June 18, 2026, by and between Motorsport Games Inc. and Stanley Beckley
99.1	Press Release, dated June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: June 18, 2026	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President

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